As filed with the Securities and Exchange Commission on June 30, 1998.


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                FORM 8-A/A-1

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                PILGRIM'S PRIDE CORPORATION
            (Exact name of registrant as specified in its charter)

             DELAWARE                                    75-1285071
(State of incorporation or organization)    (IRS Employer Identification No.)
      110 SOUTH TEXAS STREET
          PITTSBURG, TEXAS                              75686-0093
(Address of principal executive offices)                (Zip Code)

If this form relates to the registration of a class        If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the Exchange    of securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction       Act and is effective pursuant to General Instruction
A.(c), please check the following box. _                   A.(d), please check the following box. _

Securities Act registration file number to which this form relates:  1-9273


Securities to be registered pursuant to Section 12(b) of the Act:



      Title of each class                    Name of each exchange on which
      TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED

CLASS B COMMON STOCK,                        NEW YORK STOCK EXCHANGE, INC.
PAR VALUE $.01 PER SHARE



Securities to be registered pursuant to Section 12(g) of the Act: NONE

      On June 30, 1998, (i) the stockholders of Pilgrim's Pride Corporation (the "Company") approved an amendment (the "Amendment") to the Company's Certificate of Incorporation which would reclassify the Company's common stock, par value $.01 per share, outstanding immediately prior to the filing of the Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware effecting the Amendment (the "Former Common Stock") as Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), authorize a new Class A Common Stock, par value $.01 per share (the "Class A Common Stock" and, together with the Class B Common Stock, the "Common Stock"), increase the number of shares of the Company's authorized capital stock and establish the rights, powers and limitations of the Class A Common Stock and the Class B Common Stock, and (ii) the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware effecting the Amendment.

   Accordingly, the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 24, 1986, is hereby amended and restated in its entirety to read as follows:

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

   The Company is registering hereby its Class B Common Stock (formerly, the Former Common Stock).

   The Company's authorized capital stock consists of 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), 100,000,000 shares of Class A Common Stock and 60,000,000 shares of Class B Common Stock.

   The following summary of certain features of the Common Stock and Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation, as amended, which is included as an exhibit to this Registration Statement and incorporated herein by reference.

COMMON STOCK

   IDENTICAL RIGHTS. Except as otherwise expressly provided in the Certificate of Incorporation, as amended, all shares of the Common Stock will be identical and will entitle the holders of the Common Stock to the same rights and privileges.

   DIVIDENDS. Subject to the prior rights and preferences of the Preferred Stock, if any, the holders of record of the Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors out of any funds of the Company, except that (i) if dividends are declared that are payable in shares of Common Stock, such stock dividends will be payable at the same rate on each class of Common Stock and will be payable in shares of Class A Common Stock to holders of Class A Common Stock and in shares of Class B Common Stock to holders of Class B Common Stock and (ii) if dividends are declared that are payable in shares of common stock of another company, then such shares may differ as to voting rights to the extent that voting rights differ among the Class A Common Stock and the Class B Common Stock.

   STOCK SPLITS. The Company will not subdivide, by stock split, reclassification, stock dividend, recapitalization or other subdivision, or combine the outstanding shares of one class of Common Stock unless the outstanding shares of both classes of Common Stock are capable of being proportionately subdivided or combined.

   LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution or winding-up of the Company, as such terms are used herein, will not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other company or companies or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Company.

   VOTING RIGHTS. The holders of shares of the Class A Common Stock and the Class B Common Stock will vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock entitled to 1 vote and each share of Class B Common Stock entitled to 20 votes, except as otherwise provided by law.

   CONSIDERATION ON MERGER, CONSOLIDATION, BUSINESS COMBINATION. In any merger, consolidation or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock will be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights differ among the Class A Common Stock and the Class B Common Stock.

   PREEMPTIVE RIGHTS; SUBSCRIPTION RIGHTS; CUMULATIVE VOTING. Stockholders of the Company will not be entitled to preemptive or subscription rights or to cumulative voting.

PREFERRED STOCK

   The authorized Preferred Stock is issuable from time to time, in one or more series, at the discretion of the Board of Directors of the Company. The Board of Directors has authority, without further stockholder approval, to provide for the issuance of Preferred Stock in one or more series, and to determine the designations, rights, preferences and limitations of such series, including the relative ranking with other series, the voting rights, if any, the dividend rate, the redemption and liquidation rights, the conversion rights, if any, and any other rights, preferences, qualifications, limitations or restrictions.

CERTAIN ANTI-TAKEOVER EFFECTS

   TWO CLASSES OF COMMON STOCK. The Amendment could result in certain anti-takeover effects. Currently, a person cannot succeed in a takeover of the Company without making an offer acceptable to Lonnie A. "Bo" Pilgrim (the "Founder") because of his substantial ownership of voting stock. Implementation of the Amendment will not change the voting power of the Founder, but it will give the Company more flexibility to issue Common Stock without substantial diminution of the voting power of the existing stockholders, including the Founder. If stockholders were to reject the Amendment and if the Company were to sell a substantial amount of Former Common Stock, the chances of success might improve for a tender offer or other takeover proposal or a proxy contest which would remove incumbent directors notwithstanding the opposition of the Founder.

   On the foregoing assumptions, the Amendment might be said to reduce the possibility of the stockholders receiving and accepting hostile takeover bids, which are often made at premiums over then-current market prices of the target company's stock. The Amendment may also render more difficult or discourage mergers, proxy contests, removal of current management or other changes in control of the Company which may be desired by substantial holders of the Company's equity securities, particularly if their holdings are primarily Class A Common Stock.

   PREFERRED STOCK. Although the Board of Directors has no present intention to issue Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of rights to purchase Preferred Stock, may have the effect of delaying, deferring or preventing a change in control of the Company or may increase or decrease the number of shares constituting each series.

   SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW. Because the Company has not by a provision in its Certificate of Incorporation elected otherwise, it is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which imposes certain restrictions, described below, on "business combinations" with an "interested stockholder" that could produce anti-takeover effects in certain circumstances. Section 203 defines a business combination to include (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, lease, exchange, mortgage, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

   Subject to certain exceptions, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (not counting those shares owned by directors who are also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Item 2. EXHIBITS.

      EXHIBIT NO. DESCRIPTION OF EXHIBIT

         1. Certificate of Incorporation of the Company, as amended (filed herewith).

         2. Amended and Restated Corporate Bylaws of the Company (incorporated by reference to Exhibit 3.3 of the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997, File No. 1-9273).

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                          PILGRIM'S PRIDE CORPORATION


Date: June 30, 1998                       By:  /S/ RICHARD A. COGDILL
                                             Richard A. Cogdill
                 Executive Vice President, Chief Financial  Officer,  Secretary
                                             and Treasurer

                                 EXHIBIT INDEX

      EXHIBIT NO. DESCRIPTION OF EXHIBIT

         1. Certificate of Incorporation of the Company, as amended (filed herewith).

             2.       Amended and Restated Corporate Bylaws of the Company
                   (incorporated by reference to Exhibit 3.3 of the Company's
                  Quarterly Report on Form 10-Q for the quarter ended March 29,
                                     1997, File No. 1-9273).

                                            EXHIBIT 1

                       CERTIFICATE OF INCORPORATION

                                    OF

                        PILGRIM'S PRIDE CORPORATION


     FIRST: The name of the Corporation is PILGRIM'S PRIDE CORPORATION.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

     FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 50,000,000 shares, consisting of 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), and 45,000,000 shares of common stock, par value $.01 per share (the "Common Stock").

     The following is a statement of the designations, preferences and relative, participating, optional or other special rights in respect of the classes of stock of the Corporation, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

PREFERRED STOCK

     Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative powers, rights, preferences and limitations of the shares of each series and the variations in the relative powers, rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series.

COMMON STOCK

     . DIVIDENDS. Subject to the prior rights and preferences of the Preferred Stock and subject to the provisions and on the conditions set forth in the foregoing part of this Article Fourth or in any resolution of the Board of Directors of the Corporation, dividends may be paid on the Common Stock in money, property or Common Stock, as and when declared by the Board of Directors of the Corporation out of any funds of the Corporation legally available for the payment thereof.
     . VOTING. The shares of Common Stock shall be fully voting stock at the rate of one vote for each share of Common Stock.

     . LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after distribution in full of the preferential amounts to be distributed to the holders of shares of any and all series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

     FIFTH: The name and mailing address of the Sole Incorporator is as follows:

             NAME                               MAILING ADDRESS
Van M. Jolas                                 Rain Harrell Emery
                             Young & Doke
                                             4200 RepublicBank
                             Tower
                                             Dallas, Texas 75201

     SIXTH: The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until his successor is elected and qualified is as follows:

             NAME                               MAILING ADDRESS
Lonnie A. Pilgrim                            P.O. Box 93,
                             Pittsburg, Texas 75686
Clifford E. Butler                           P.O. Box 93,
                             Pittsburg, Texas 75686
Robert E. Hendrix                            P.O. Box 93,
                             Pittsburg, Texas 75686
James J. Miner, Ph.D.                        P.O. Box 93,
                             Pittsburg, Texas 75686
Charles L. Black                             P.O. Box 93,
                             Pittsburg, Texas 75686
Richard C. Larkin                            P.O. Box 93,
                             Pittsburg, Texas 75686
James G. Vetter, Jr.                         P.O. Box 93,
                             Pittsburg, Texas 75686
Robert E. Hilgenfeld                         P.O. Box 93,
                             Pittsburg, Texas 75686
Scott D. Jackson                             P.O. Box 93,
                             Pittsburg, Texas 75686
Vance C. Miller                              P.O. Box 93,
                             Pittsburg, Texas 75686
Lonnie Ken Pilgrim                           P.O. Box 93,
                             Pittsburg, Texas 7568

     SEVENTH:  The  following provisions are inserted
for the management of the business and the conduct of
the  affairs  of  the Corporation,  and  for  further
definition, limitation  and  regulation of the powers
of   the  Corporation  and  of  its   directors   and
stockholders:

          ()   The   business   and  affairs  of  the
     Corporation shall be managed by or under the direction of the Board of Directors.

          ()   The  directors  shall  have concurrent
     power with the stockholders to make, alter, amend, change, add or to repeal the By-Laws of the Corporation.

          ()   The   number   of   directors  of  the
     Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          ()   In   addition   to   the  powers   and
     authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Corporation's Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     NINTH:  Whenever a compromise or arrangement  is
proposed between the Corporation and its creditors or
any class of them  and/or between the Corporation and
its stockholders or  any  class of them, any court of
equitable jurisdiction within  the  State of Delaware
may,  on  the  application in a summary  way  of  the
Corporation or of any creditor or stockholder thereof
or on the application  of  any  receiver or receivers
appointed for the Corporation under the provisions of
Section  291  of  the  GCL or on the  application  of
trustees  in  dissolution   or  of  any  receiver  or
receivers appointed for the Corporation under Section
279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     TENTH:  The  directors  of the Corporation shall
not be personally liable to the  Corporation  or  its
stockholders  for  monetary  damages  for  breach  of
fiduciary duty as a director; provided, however, that
this  provision  shall  not  eliminate  or  limit the
liability  of  a director of the Corporation (i)  for
any breach of the  director's  duty of loyalty to the
Corporation or its stockholders,  (ii)  for  acts  or
omissions   not   in  good  faith  or  which  involve
intentional misconduct or a knowing violation of law,
(iii) under Section  174  of the GCL, or (iv) for any
transaction  from  which  the   director  derived  an
improper personal benefit.

     ELEVENTH: The Corporation reserves  the right to
amend,   alter,   change   or  repeal  any  provision
contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED,  being the Sole Incorporator
hereinbefore  named, for the  purpose  of  forming  a
corporation  pursuant   to  the  GCL,  do  make  this
Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of September, 1986.


                              / S / VAN M. JOLAS
                                   Van M. Jolas

                CERTIFICATE OF MERGER

     Pursuant to the provisions of  Section 252(c) of
the General Corporation Law of the State of Delaware,
Pilgrim's Pride Corporation, a Delaware  Corporation,
does  hereby  adopt  the  following  Certificate   of
Merger:

     1. The name and state of incorporation of each of the constituent corporations is:

          Name of
          CORPORATION                   STATE

          Pilgrim's Pride Corporation Texas
          Pilgrim's Pride Corporation Delaware

     2.   The  Plan  and  Agreement  of  Merger  (the
"Merger    Agreement")    between   Pilgrim's   Pride
Corporation and Pilgrim's Pride  Corporation, a Texas
Corporation ("PPC"), dated October 25, 1986, attached
hereto  as  Exhibit  A,  has been approved,  adopted,
certified, executed and acknowledged  by  each of the
constituent    corporations    in   accordance   with
subsection  (c)  of  Section  252  of   the   General
Corporation Law of the State of Delaware.

     3. The name of the surviving corporation is Pilgrim's Pride Corporation, a Delaware corporation.

     4.   The   Certificate   of   Incorporation   of
Pilgrim's Pride Corporation shall be the Certificate of Incorporation of the surviving corporation.

     5. The executed Merger Agreement is on file at the principal place of business of Pilgrim's Pride
Corporation, 110 South Texas Street, Pittsburg, Texas
75686.

     6.   A  copy  of  the  Merger  Agreement will be
furnished by Pilgrim's Pride Corporation  on  request
and   without   cost   to   any  stockholder  of  any
constituent corporation.

     7. The authorized capital stock of PPC is 1,750,000 shares of common stock, par value $1.00 per share.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be signed as of the 1st day of November, 1986.

                         PILGRIM'S PRIDE CORPORATION
Attest:                  a Delaware corporation


/ S / CLIFFORD E. BUTLER  By: / S / LONNIE A. PILGRIM

Clifford E. Butler            Lonnie A. Pilgrim
Secretary                     Chairman of  the  Board
of Directors and
                                   Chief Executive
                       Officer

                      EXHIBIT A

            PLAN AND AGREEMENT OF MERGER

     THIS PLAN AND AGREEMENT OF MERGER, made and entered into as of the 25th day of October, 1986, by and between Pilgrim's Pride Corporation, a Texas corporation ("PPC"), and Pilgrim's Pride Corporation, a Delaware corporation ("New PPC") (PPC and New PPC are hereinafter collectively referred to as the "Constituent Corporations");

                W I T N E S S E T H:

     WHEREAS,  the  respective Boards of Directors of
PPC and New PPC have  determined that it is desirable
and in the best interest  of each of the corporations
to effect a merger of the corporations,  whereby  (i)
PPC  will  be  merged into New PPC, which will be the
surviving corporation in the merger, (ii) each issued
and outstanding share of common stock, par value $.01
per share ("New  PPC Common Stock"), of New PPC owned
by PPC will be cancelled  and  (iii)  each issued and
outstanding  share of common stock, par  value  $1.00
per share ("PPC Common Stock"), of PPC will be converted into and become shares of New PPC Common
Stock; and

     WHEREAS, the respective Boards of Directors of PPC and New PPC have directed that the plan of merger be submitted to a vote of shareholders of PPC and New
PPC, respectively;

     WHEREAS, the respective Boards of Directors of PPC and New PPC have duly authorized the execution hereof;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, PPC and new PPC hereby agree that PPC shall be merged with and into New PPC in accordance with the terms and conditions of this Agreement and prescribe the terms and conditions of the merger of PPC into New PPC, the mode of carrying it into effect, the name of the surviving corporation, and such other details and provisions as are deemed necessary or desirable, as follows:

     1.   MERGER.     Subject   to   the   conditions
hereinafter set forth, upon the filing of Articles of
Merger  as  required  under   applicable   law   (the
"Effective  Time"), PPC shall be merged with and into
New  PPC,  and   New   PPC  shall  be  the  surviving
corporation and shall be governed by the laws of the State of Delaware.

     2.   TERMS AND CONDITIONS OF THE MERGER.  At the
Effective Time, (i) the Certificate  of Incorporation
of the surviving corporation shall be the Certificate
of  Incorporation  of  New PPC in effect  immediately
prior to the Effective Time,  (ii)  the Bylaws of the
surviving corporation shall be the Bylaws  of New PPC
in  effect  immediately prior to the Effective  Time,
(iii)  the directors  of  the  surviving  corporation
shall  be   the   directors  of  New  PPC  in  office
immediately prior to the Effective Time, who shall serve until their successors shall have been elected and shall qualify, (iv) the officers of the surviving corporation shall be the officers of PPC in office immediately prior to the Effective Time, and (v) the registered office of the surviving corporation in the State of Delaware shall be Corporation Trust Center,
1209 Orange Street, Wilmington, Delaware.
     This Merger Agreement shall constitute a Plan of Reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1954, as amended.

     At  the  Effective  Time, the separate corporate
existence  of  PPC shall cease,  and  New  PPC  shall
possess  all  the   rights,  privileges,  powers  and
franchises of a public as well as of a private nature
and be subject to all  the restrictions, disabilities
and duties of each of the  Constituent  Corporations;
and all and singular, the rights, privileges,  powers
and   franchises   of   each   of   the   Constituent
Corporations,  and  all property, real, personal  and
mixed, and all debts due to either of the Constituent
Corporations  on whatever  account,  including  stock
subscriptions and  all  other  choses  or  things  in
action  or  belonging  to  each  of  the  Constituent
Corporations   shall   be  vested  in  the  surviving
corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the surviving corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in either of such Constituent Corporations, shall not revert or be in any way impaired by reason of the General Corporation Law of the State of Delaware; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     At the Effective  Time,  New PPC assumes the due
and  punctual  payment  of  the  principal   of,  and
premium,  if  any,  and interest on, all of the Notes
(as  defined in the Collateral  Trust  Indenture  Re:
Pilgrim's  Pride  Corporation  Dated as of October 1,
1986   (the   "Indenture")),   according   to   their
respective   tenor,   and   the   due  and   punctual
performance and observance of all of the covenants in the Notes, the Indenture and the documents evidencing or creating any other obligations secured by the Indenture.

     New PPC, the surviving  corporation,  hereby (i)
agrees  that  it  may  be served with process in  the
State of Texas in any proceeding  for the enforcement
of  any obligation of PPC and in any  proceeding  for
the  enforcement   of  the  rights  of  a  dissenting
shareholder of PPC against New PPC, (ii) irrevocably appoints the Secretary of State of Texas as its agent to accept service of process in any such proceeding, and (iii) agrees that it will promptly pay to the dissenting shareholders of PPC the amount, if any, to which they shall be entitled under the provisions of the Texas Business Corporation Act with respect to the rights of dissenting shareholders.

     3.   THE MANNER OF CONVERTING  THE  SHARES.   At
the Effective Time, (i) each of the issued and outstanding shares of New PPC Common Stock owned by PPC shall be cancelled and returned and resume the status of authorized, but unissued shares of New PPC
Common Stock and (ii) the issued and outstanding shares of PPC Common Stock shall, by virtue of the merger and without any action, be converted into and become fully paid and nonassessable shares of New PPC
Common Stock as set forth in the following table:

SHAREHOLDER                    Number of Shares                 Number of Shares
                               of PPC Common                    of New PPC Common
                               STOCK OUTSTANDING                Stock Into Which
                                                                                  CONVERTED
Lonnie A. Pilgrim                 480,718                          16,920,000
Lonnie A. Pilgrim,                10,228                           360,000
   Trustee for
   Lonnie Ken Pilgrim
Lonnie A. Pilgrim,                10,228                           360,00
   Trustee for
   Greta Pilgrim Owe
Lonnie A. Pilgrim,                10,228                           360,00
   Trustee for
   Patrick Wayne Pilgrim

     4.   TERMINATION.   This  Agreement may
be  terminated  and  abandoned  at any  time
prior to the Effective Time, whether  before
or  after action thereon by the shareholders
of PPC  or  New  PPC,  by  resolution of the
Board of Directors of either PPC or New PPC.
In   the   event  of  the  termination   and
abandonment  of  this  Agreement pursuant to
the   provisions   of  this  Section,   this
Agreement shall be of no further force or effect.

     5.   FURTHER   ACTIONS.    The  parties
hereto agree to take all further actions and to execute and acknowledge and deliver all such further actions and to execute and acknowledge and deliver all such further instruments or documents as may be necessary or desirable to carry out the transactions provided for in this Agreement.

     6.   STOCK  CERTIFICATES.  At and after
the Effective Time,  all  of the outstanding
certificates which, immediately prior to the
Effective Time, represented  shares  of  PPC
Common   Stock   shall  be  deemed  for  all
purposes to evidence  ownership  of  and  to
represent  shares  of  New PPC Common Stock.
The  registered  owner  on   the  books  and
records of New PPC or its transfer  agent of
any   such   outstanding  stock  certificate
shall,  until such  certificate  shall  have
been surrendered  for  transfer or otherwise
accounted  for to New PPC  or  its  transfer
agent, have  and be entitled to exercise any
voting and other rights with respect to, and
to   receive   any   dividends   and   other
distributions on,  the  shares  of  New  PPC
Common Stock evidenced by such outstanding certificate as above provided.

     7.   CONDITION  TO  EFFECTIVENESS.  The
obligations of the parties hereto to effect the merger contemplated hereby are subject to the completion of the purchase by PPC of shares of PPC Common Stock from certain of its shareholders pursuant to the provisions of the Stock Purchase Agreement of even date herewith among PPC, Doris Pilgrim Julian,
Aubrey Hal Pilgrim, Paulette Pilgrim Rolston and Evanne Pilgrim by March 31, 1987.

     IN WITNESS WHEREOF, each of the parties
hereto has caused this Agreement to be signed as of the date first above written.

                PILGRIM'S PRIDE CORPORATION,
ATTEST:         a Texas corporation


/  S  / CLIFFORD E. BUTLER  By: / S / LONNIE A. PILGRIM
Clifford E. Butler            Lonnie A. Pilgrim
Secretary                     Chairman of the Board of Directors
                              and Chief Executive Officer



                              PILGRIM'S PRIDE CORPORATION,
ATTEST:                       a Delaware corporation


/  S  / CLIFFORD E. BUTLER  By: / S / LONNIE A. PILGRIM
Clifford E. Butler            Lonnie  A. Pilgrim
Secretary                     Chairman  of the Board of Directors
                              and Chief Executive Officer

          SECRETARY'S CERTIFICATE

     I,   Clifford   E.  Butler,  do  hereby
certify  that  I  am the  duly  elected  and
qualified  secretary   of   Pilgrim's  Pride
Corporation,  a  Delaware corporation  ("New
PPC"), and that the  holder  of  all  of the
issued  and  outstanding  shares  of  common
stock, par value $.01 per share, of New  PPC
has   approved  and  adopted  the  Plan  and
Agreement  of  Merger by and between New PPC
and  Pilgrim's Pride  Corporation,  a  Texas
corporation, dated as of October 25, 1986 by
unanimous   written   consent  dated  as  of
October 25, 1986.

     IN  WITNESS WHEREOF,  I  have  executed
this Certificate as of the 1st day of November, 1986.

                  / S / CLIFFORD E. BUTLER
                        Clifford E. Butler



          SECRETARY'S CERTIFICATE

     I,   Clifford   E.  Butler,  do  hereby
certify  that  I  am the  duly  elected  and
qualified  secretary   of   Pilgrim's  Pride
Corporation, a Texas corporation ("PPC"), and that the holders of all of the issued and outstanding shares of common stock, par value $1.00 per share, of PPC have approved and adopted the Plan and Agreement of Merger by and between PPC and Pilgrim's Pride
Corporation, a Delaware corporation, dated as of October 25, 1986 by unanimous written consent dated as of November 1, 1986.

     IN  WITNESS WHEREOF,  I  have  executed
this Certificate as of the 1st day of November, 1986.

                / S / CLIFFORD E. BUTLER
                      Clifford E. Butler

STATE OF TEXAS <section>
                    <section>
COUNTY OF DALLAS <section>

     BEFORE  ME,  a Notary Public in and for
said County and State,  personally  appeared
Lonnie  A.  Pilgrim  and Clifford E. Butler,
who  being by me duly sworn,  declared  that
they  are  the  Chairman  of  the  Board  of
Directors  and  Chief  Executive Officer and
Secretary, respectively,  of Pilgrim's Pride
Corporation,  a  Delaware corporation,  that
they  signed  the  foregoing   document   as
Chairman of the Board of Directors and Chief
Executive     Officer     and     Secretary,
respectively, of said corporation, that the statements therein contained are true and acknowledged the instrument to be the free act and deed of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE,
this 30th day of October, 1986.


                      / S / JULIA M.MARTIN
                            Notary  Public in and for
                            the  State  of Texas
My Commission Expires:
January 24, 1989


STATE OF TEXAS

COUNTY OF DALLAS

     BEFORE  ME, a Notary Public in and  for
said County and  State,  personally appeared
Lonnie A. Pilgrim and Clifford E. Butler, who being by me duly sworn, declared that they are the Chairman of the Board of Directors and Chief Executive Officer and
Secretary,  respectively, of Pilgrim's Pride
Corporation, a Texas corporation, that they signed the foregoing document as Chairman of the Board of Directors and Chief Executive
Officer and Secretary, respectively, of said corporation, that the statements therein contained are true and acknowledged the instrument to be the free act and deed of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE,
this 30th day of October, 1986.


                      / S / JULIA M. MARTIN
                           Notary  Public in and for
                           the  State  of Texas
My Commission Expires:
              January 24, 1989

           CERTIFICATE OF MERGER

     Pursuant  to  the provisions of Section
252 of the General Corporation  Law  of  the
State    of    Delaware,   Pilgrim's   Pride
Corporation, a Delaware Corporation, does hereby adopt the following Certificate of Ownership and Merger:

     1.   The     name    and    state    of
incorporation of each of the constituent corporations is:

          Name of
          CORPORATION
STATE

          Cash Poultry, Inc.       Arizona
          Pilgrim's     Pride    Corporation
Delaware

     2.   The Plan and Agreement  of  Merger
(the  "Merger  Agreement") between Pilgrim's
Pride Corporation  and  Cash  Poultry,  Inc.
dated  March  10,  1988,  attached hereto as
Exhibit  A,  has  been  approved,   adopted,
certified, executed and acknowledge by each of the constituent corporations.

     3.   The    name   of   the   surviving
corporation is Pilgrim's Pride Corporation, a Delaware corporation.

     4.   The  Certificate of  Incorporation
of Pilgrim's Pride  Corporation shall be the
Certificate   of   Incorporation    of   the
surviving corporation.

     5.   The  executed Merger Agreement  is
on file at the principal place of business of Pilgrim's Pride Corporation, 110 South
Texas Street, Pittsburg, Texas 75686.

     6.   A copy  of  the  Merger  Agreement
will   be   furnished   by  Pilgrim's  Pride
Corporation on request and  without  cost to
any    stockholder    of   any   constituent
corporation.

     7.   The authorized  capital  stock  of
Cash Poultry, Inc. is 15,000 shares of common stock, par value 100.00 per share, and 15,000 shares of preferred stock, par value $100.00 per share.

     8.   Pilgrim's Pride Corporation is the
owner of 100% of the issued and outstanding shares of Cash Poultry, Inc.

     IN WITNESS WHEREOF, the undersigned has
causes this Certificate to be signed as of the 10 day of March, 1988.

                 PILGRIM'S PRIDE CORPORATION
Attest:          a Delaware Corporation


/ S / CLIFFORD E. BUTLER    By:   /  S   / LONNIE A. PILGRIM
Clifford E. Butler            Lonnie A. Pilgrim
Secretary                     Chairman of the Board and
                              Chief Executive Officer

                 EXHIBIT A

        PLAN AND AGREEMENT OF MERGER


     THIS PLAN AND AGREEMENT OF MERGER, made
an entered into as of the 10th day of March, 1988, by and between Cash Poultry, Inc., an Arizona corporation ("CPI") and Pilgrim's
Pride  Corporation,  a  Delaware corporation
("PPC") (hereinafter collectively referred to as the "Constituent Corporations");

            W I T N E S S E T H:

     WHEREAS,   the   respective  Boards  of
Directors  of  CPI and PPC  have  determined
that  it  is  desirable   and  in  the  best
interest  of  each  of  the corporations  to
effect a merger of the corporations, whereby
(i) CPI will be merged into  PPC, which will
be the surviving corporation in  the merger,
(ii)  each  issued and outstanding share  of
common  and  preferred   stock,   par  value
$100.00  per  share  ("CPI  Stock"), of  CPI
owned by PPC will be cancelled  and (iii) no
new  shares  of  PPC  shall  be  issued   in
exchange therefor; and

     WHEREAS,   the   respective  Boards  of
Directors   of   CPI  and  PPC   have   duly
authorized the execution hereof;

     NOW THEREFORE,  in consideration of the
premises  and  of the mutual  covenants  and
agreements herein  contained,  CPI  and  PPC
hereby  agree  that CPI shall be merged with
and into PPC in  accordance  with  the terms
and   conditions   of   this  Agreement  and
prescribe  the terms and conditions  of  the
merger of CPI into PPC, the mode of carrying
it into effect,  the  name  of the surviving
corporation,  and  such  other  details  and
provisions   as  are  deemed  necessary   of
desirable, as follows:

     1.   MERGER.  Subject to the conditions
hereinafter set  forth,  upon  the filing of
Articles   of   Merger   as  required  under
applicable law (the "Effective Time"), CPI shall be merged with and into PPC, and PPC shall be the surviving corporation and shall be governed by the laws of the State of Delaware.

     2.   TERMS   AND   CONDITIONS  OF   THE
MERGER.   At  the Effective  Time,  (i)  the
Certificate   of    Incorporation   of   the
surviving   corporation    shall    be   the
Certificate   of  Incorporation  of  PPC  in
effect immediately  prior  to  the Effective
Time,  (ii)  the  Bylaws  of  the  surviving
corporation  shall  be the bylaws of PPC  in
effect immediately prior  to  the  Effective
Time,  (iii)  the directors of the surviving
corporation shall be the directors of PPC in
office immediately  prior  to  the Effective
Time, who shall serve until their successors
shall  have been elected and shall  qualify,
(iv)   the   officers   of   the   surviving
corporations  shall be the offices of PPC in
office immediately  prior  to  the Effective
Time, and (v) the registered office  of  the
surviving   corporation   in  the  State  of
Delaware  shall  be  the  Corporation  Trust
Center,  1209  Orange  Street,   Wilmington,
Delaware.

     This  Merger Agreement shall constitute
a Plan of Reorganization pursuant to Section
368(a)(1)(A) of the Internal Revenue Code of
1954, as amended.
     At the  Effective  Time,  the  separate
corporate existence of CPI shall cease,  and
PPC    shall   possess   all   the   rights,
privileges,   powers  and  franchises  of  a
public as well as of a private nature and be
subject    to    all    the    restrictions,
disabilities  and  duties  of  each  of  the
Constituent  Corporations;   and   all   and
singular, the rights, privileges, powers and
franchises   of   each  of  the  Constituent
Corporations,   and  all   property,   real,
personal and mixed,  and  all  debts  due to
either  of  the Constituent Corporations  on
whatever    account,     including     stock
subscriptions and all other choses or things
in  action  or  belonging  to  each  of  the
Constituent  Corporations shall be vested in
the surviving corporation; and all property,
rights, privileges,  powers  and franchises,
and  all and every other interest  shall  be
thereafter  as  effectually  the property of
the  surviving corporation as they  were  of
the  several   and   respective  Constituent
Corporations,  and the  title  to  any  real
estate vested by  deed  or  otherwise, under
the laws of the State of Delaware, in either
of such Constituent Corporations,  shall not
revert  or be in any way impaired by  reason
of the General  Corporation Law of the State
of Delaware; but all rights of creditors and
all liens upon any  property  of  any of the
Constituent Corporations shall be preserved,
unimpaired,  and all debts, liabilities  and
duties   of   the   respective   Constituent
Corporations shall thenceforth attach to the
surviving corporation  and  may  be enforced
against  it  to  the same extent as if  said
debts,  liabilities   and  duties  had  been
incurred or contracted to it.

     PPC, the surviving  corporation, hereby
(i)  agrees  that  it  may  be  served  with
process  in  the  State  of Arizona  in  any
proceeding  for  the  enforcement   of   any
obligation  of CPI and in any proceeding for
the  enforcement   of   the   rights   of  a
dissenting  shareholder  of CPI against PPC,
(ii) irrevocably appoints  the  Commissioner
of  the  State  of  Arizona as its agent  to
accept  service  of  process   in  any  such
proceeding, and (iii) agrees that it will promptly pay to the dissenting shareholders of CPI the amount, if any, to which they shall be entitled under the provisions of
<section>10-007 of the Corporate Laws of the
State of Arizona with respect to the rights of dissenting shareholders.

     3.   THE  MANNER   OF   CONVERTING  THE
SHARES.  At the Effective Time,  each of the
issued  and outstanding shares of CPI  Stock
owned  by   PPC   shall   be  cancelled  and
returned. No shares of stock of PPC shall be issued in exchange therefor.

     4.   TERMINATION.   This Agreement  may
be  terminated  and abandoned  at  any  time
prior to the Effective  Time, whether before
or after action thereon by  the shareholders
of CPI or PPC, by resolution of the Board of
Directors  of  either  CPI or PPC.   In  the
event of the termination and abandonment of this Agreement pursuant to the provisions of this Section, this Agreement shall be of no further force or effect.

     5.   FURTHER   ACTIONS.   The   parties
hereto agree to take all further actions and to execute and acknowledge and deliver all such further instruments or documents as may be necessary or desirable to carry out the transactions provided for in this Agreement.

     IN WITNESS WHEREOF, each of the parties
hereto has caused this Agreement to be signed as of the date first above written.

                         CASH  POULTRY, INC.,
ATTEST:                  an Arizona corporation


/  S  / CLIFFORD E. BUTLER  By: / S / LONNIE A. PILGRIM
Clifford E. Butler            Lonnie A. Pilgrim,
Secretary                     President

                              PILGRIM'S PRIDE CORPORATION,
ATTEST:                       a Delaware corporation


/  S  / CLIFFORD E. BUTLER  By: / S / LONNIE A. PILGRIM
Clifford E. Butler            Lonnie A. Pilgirm
Secretary                     Chief Executive Officer


STATE OF TEXAS

COUNTY OF CAMP

     BEFORE  ME,  a Notary Public in and for
said County and State,  personally  appeared
Lonnie  A.  Pilgrim  and Clifford E. Butler,
who  being by me duly sworn,  declared  that
they are  the  Chief  Executive  Officer and
Secretary, respectively, of Pilgrim's  Pride
Corporation,  a  Delaware  Corporation, that
they signed the foregoing document  as Chief
Executive     Officer     and     Secretary,
respectively, of said corporation; that the statements therein contained are true, and acknowledged the instrument to be the free act and deed of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE,
this 10th day of March, 1988.


                   /  S / CYNTHIA A.JACKSON
                          Notary  Public in and for
                          the  State  of Texas
My Commission Expires:
7-12-89


STATE OF TEXAS

COUNTY OF CAMP

     BEFORE  ME, a Notary Public in and  for
said County and  State,  personally appeared
Lonnie  A. Pilgrim and Clifford  E.  Butler,
who being  by  me  duly sworn, declared that
they  are  the  President   and   Secretary,
respectively,  of  Cash  Poultry,  Inc.,  an
Arizona  Corporation,  that they signed  the
foregoing   document   as   President    and
Secretary,     respectively,     of     said
corporation, that the statements therein contained are true, and acknowledged the instrument to be the free act and deed of said corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE,
this 10 day of March, 1988.


                   /  S / CYNTHIA A. JACKSON

                         Notary  Public in and for
                         the  State  of Texas
My Commission Expires:
7-12-89

          SECRETARY'S CERTIFICATE

     I,   Clifford   E.  Butler,  do  hereby
certify  that  I  am the  duly  elected  and
qualified secretary  of  Cash  Poultry, Inc.
and  that  the holders of all of the  issued
and outstanding  shares of non-voting common
and  voting  preferred   stock,   par  value
$100.00 per share, of CPI have approved  and
adopted  the Plan and Agreement of Merger by
and  between   CPI   and   Pilgrim's   Pride
Corporation,  a  Delaware corporation, dated
March 10, 1988 by  unanimous  consent  dated
March 10, 1988.

     IN WITNESS WHEREOF, I have executed the
Certificate as of the 10 day of March, 1988.



                   / S / CLIFFORD E. BUTLER

                         Clifford E. Butler

    CERTIFIED RESOLUTIONS APPROVING PLAN
          AND AGREEMENT OF MERGER

     WHEREAS,  there  has  been presented to
and  discussed  at this meeting  a  proposed
Plan and Agreement of Merger, a copy of which is attached hereto, providing for the Merger of Cash Poultry, Inc. into this
Corporation; and

     WHEREAS,  this Board of Directors deems
it to be in the best interests of this Corporation and its shareholders that the Plan and Agreement of Merger be approved and that Cash Poultry, Inc. and this Corporation be merged;

     RESOLVED, that the terms and conditions
of the proposed Plan and Agreement of Merger
present  to  this  meeting,   and   mode  of
carrying them into effect as well as the manner and basis of converting the shares of the constituent corporations into shares of the surviving corporation as set forth in the Plan and Agreement of Merger, are hereby approved;

     RESOLVED  FURTHER,  that  the President
and the Secretary of this Corporation are directed to execute said Plan and Agreement of Merger in the name and on behalf of this Corporation and to deliver a duly executed copy thereof to Pilgrim's Pride, Inc.;


          SECRETARY'S CERTIFICATE

     I,   Clifford  E.  Butler,  do   hereby
certify that  I  am  the  duly  eleceted and
qualified   Secretary  of  Pilgrim's   Pride
Corporation,   and  that  the  directors  of
Pilgrim's Pride  Corporation  have  approved
the   above  and  foregoing  Resolutions  by
unanimous consent at a meeting of the Board of Directors duly held on February 3, 1998.

     SIGNED  AND DATED this 10 day of March,
1988.



                    / S / CLIFFORD E. BUTLER

                          Clifford E. Butler

             CERTIFICATE OF AMENDMENT OF
           CERTIFICATE OF INCORPORATION OF
             PILGRIM'S PRIDE CORPORATION

      Pilgrim's   Pride  Corporation,  a  corporation
organized and existing  under the General Corporation
Law of the State of Delaware (the "Corporation"), does hereby certify that:

      .     The   amendment   to   the  Corporation's
Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section
242 of the General Corporation Law of the State of Delaware.

      .     Article   Fourth   of  the  Corporation's
Certificate of Incorporation is amended to read in its entirety as follows:

            "FOURTH:

      AUTHORIZED SHARES

            The total number of shares of stock
      which   the    Corporation   shall   have
      authority to issue is 165,000,000 shares, consisting of the following:

                  (1)   100,000,000  shares  of
            Class  A  common  stock,  par value
            $.01 per share (the "Class A Common
            Stock");

                  (2)   60,000,000  shares   of
            Class  B  common  stock,  par value
            $.01 per share (the "Class B Common
            Stock" and, together with the Class
            A   Common   Stock,   the   "Common
            Stock"); and

                  (3)   5,000,000   shares   of
            preferred stock, par value $.01 per
            share (the "Preferred Stock").

            Upon the filing of this Certificate
      of    Amendment    of    Certificate   of
      Incorporation with the Secretary of State
      of the State of Delaware (the  "Effective
      Time"), and without any further action on
      the   part  of  the  Corporation  or  its
      stockholders,    each    share   of   the
      Corporation's  common  stock,  par  value
      $.01  per  share, issued and  outstanding
      immediately  prior  to the Effective Time
      (the "Existing Common  Stock"), including
      shares  held  in  the  treasury   of  the
      Corporation,   shall   be   automatically
      reclassified, changed, and converted into
      one fully paid and nonassessable share of
      Class B Common Stock, par value  $.01 per
      share.    Any   stock  certificate  that,
      immediately prior  to the Effective Time,
      represents shares of  the Existing Common
      Stock will, from and after  the Effective
      Time,   automatically  and  without   the
      necessity of presenting the same for exchange, represent that number of shares of Class B Common Stock equal to the number of shares of the Existing Common
      Stock represented by such certificate prior to the Effective Time.

      DESIGNATIONS,  PREFERENCES,  ETC.  OF THE
      CAPITAL STOCK

            The    designations,   preferences,
      powers, qualifications, and special or relative rights or privileges of the capital stock of the Corporation shall be as set forth below.

      COMMON STOCK

            (1)   IDENTICAL  RIGHTS.  Except as
      herein otherwise expressly provided, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

            (2)   DIVIDENDS   ON   THE   COMMON
      STOCK.

                  ()    Subject  to  the  prior
            rights  and  preferences,  if  any,
            applicable   to   shares   of   the
            Preferred   Stock   or  any  series
            thereof, the holders  of  shares of
            Common  Stock shall be entitled  to
            receive such  dividends (payable in
            cash, stock, or  otherwise)  as may
            be    declared   thereon   by   the
            Corporation's  board  of  directors
            (the "Board of Directors")  at  any
            time  and  from time to time out of
            any   funds  of   the   Corporation
            legally  available therefor, except
            that (i) if  dividends are declared
            that  are  payable   in  shares  of
            Common   Stock,  then  such   stock
            dividends  shall  be payable at the
            same rate on each class  of  Common
            Stock and shall be payable only  in
            shares  of  Class A Common Stock to
            holders of Class A Common Stock and
            in shares of  Class  B Common Stock
            to holders of Class B  Common Stock
            and (ii) if dividends are  declared
            that   are  payable  in  shares  of
            common     stock     of     another
            corporation,  then  such shares may
            differ as to voting rights  to  the
            extent   that   voting  rights  now
            differ  among the  Class  A  Common
            Stock and the Class B Common Stock.

                  (b)   Dividends payable under
            this subparagraph (2) shall be paid
            to the holders  of  record  of  the
            outstanding  shares of Common Stock
            as their names  shall appear on the
            stock register of  the  Corporation
            on  the  record date fixed  by  the
            Board of Directors  in  advance  of
            declaration  and  payment  of  each
            dividend.   Any  shares  of  Common
            Stock issued as a dividend pursuant
            to  this  subparagraph  (2)  shall,
            when so issued, be duly authorized,
            validly issued, fully paid and non-
            assessable,  and  free of all liens
            and charges.

                  (c)   Notwithstanding
            anything  contained  herein  to the
            contrary, no dividends on shares of
            Common  Stock shall be declared  by
            the Board  of  Directors or paid or
            set  apart  for  payment   by   the
            Corporation  at  any time that such
            declaration,  payment   or  setting
            apart  is  prohibited by applicable
            law.

            (3)   STOCK  SPLITS RELATING TO THE
      COMMON STOCK. The Corporation  shall  not
      in  any  manner  subdivide  (by any stock
      split, reclassification, stock  dividend,
      recapitalization or otherwise) or combine
      the  outstanding  shares of one class  of
      Common  Stock  unless   the   outstanding
      shares of both classes of Common Stock shall be proportionately subdivided or combined.

            (4)   LIQUIDATION   RIGHTS  OF  THE
      COMMON  STOCK.   In  the  event   of  any
      voluntary   or  involuntary  liquidation,
      dissolution,   or   winding-up   of   the
      Corporation,  after  distribution in full
      of the preferential amounts,  if  any, to
      be  distributed  to the holders of shares
      of  the  Preferred Stock  or  any  series
      thereof, the  holders of shares of Common
      Stock shall be entitled to receive all of
      the remaining assets  of  the Corporation
      available   for   distribution   to   its
      stockholders, ratably  in  proportion  to
      the number of shares of Common Stock held
      by  them.  A liquidation, dissolution, or
      winding-up  of  the  Corporation, as such
      terms are used in this  subparagraph (4),
      shall not be deemed to be  occasioned  by
      or to include any consolidation or merger
      of the Corporation with or into any other
      corporation   or  corporations  or  other
      entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

            (5)   VOTING  RIGHTS  OF THE COMMON
      STOCK.

                  (a)   The  holders   of   the
            Class  A Common Stock and the Class
            B Common  Stock  shall  vote  as  a
            single   class   on   all   matters
            submitted   to   a   vote   of  the
            stockholders,  with  each share  of
            Class A Common Stock being entitled
            to one (1) vote and each  share  of
            Class B Common Stock being entitled
            to  twenty   (20)  votes, except as
            otherwise provided by law.

                  (b)   No  holder   of  Common
            Stock    shall   be   entitled   to
            preemptive or subscription rights.

            (6)   CONSIDERATION    ON   MERGER,
      CONSOLIDATION,   ETC.    In  any  merger,
      consolidation, or  business  combination,
      the  consideration  to  be  received  per
      share  by the holders of Class  A  Common
      Stock and  Class  B  Common Stock must be
      identical for each class of stock, except
      that  in  any such transaction  in  which
      shares  of  common   stock   are   to  be
      distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A
      Common  Stock  and  the  Class  B  Common
      Stock.

      PREFERRED STOCK

            Shares of  the  Preferred Stock may
      be issued from time to  time  in  one  or
      more series, the shares of each series to
      have such voting powers, full or limited,
      or    no    voting   powers,   and   such
      designations,  preferences  and relative,
      participating, optional or other  special
      rights,  and  qualifications, limitations
      or  restrictions  thereof,  as  shall  be
      stated  and  expressed in a resolution or
      resolutions providing  for  the  issue of
      such  series  adopted  by  the  Board  of
      Directors  of the Corporation.  The Board
      of Directors of the Corporation is hereby
      expressly  authorized,   subject  to  the
      limitations provided by law, to establish
      and  designate  series  of the  Preferred
      Stock,  to  fix  the  number   of  shares
      constituting each series, and to  fix the
      designations  and  the  relative  powers,
      rights,  preferences  and limitations  of
      the  shares  of  each  series   and   the
      variations   in   the   relative  powers,
      rights,  preferences  and limitations  as
      between series, and to  increase  and  to
      decrease    the    number    of    shares
      constituting each series."

      IN WITNESS WHEREOF, Pilgrim's Pride Corporation has caused this Certificate to be executed by Lonnie
A. Pilgrim, its authorized officer, on this 30th day of June, 1998.

                          PILGRIM'S PRIDE CORPORATION



                          /  S / LONNIE  A. PILGRIM
                                 Lonnie A. Pilgrim, Chairman of the
                                 Board of Directors and
                                 Chief Executive Officer